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                                                                     EXHIBIT 5.1





                                April 16, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:  Registration of $1,000,000,000 of Debt Securities

Ladies and Gentlemen:

      I have acted as counsel for SunTrust Banks, Inc., a Georgia corporation ("SunTrust"), in connection with the registration pursuant to a registration statement on Form S-3 (the "Registration Statement") filed by SunTrust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of $1,000,000,000 aggregate principal amount of either (i) Senior Debt Securities of SunTrust (the "Senior Debt Securities"), to be issued pursuant to that certain Indenture (the "Senior Indenture"), dated as of May 1, 1993, between SunTrust and J.P. Morgan Trust Company, National Association, as successor to PNC Bank, National Association, as Trustee (the "Senior Trustee") or (ii) Subordinated Debt Securities of SunTrust (the "Subordinated Debt Securities") to be issued pursuant to that certain Indenture (the "Subordinated Indenture"), dated as of May 1, 1993, between SunTrust and Bank One, N.A., as successor to The First National Bank of Chicago, as Trustee (the "Subordinated Trustee").

      In so acting, I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions set forth below. In all such examination, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

      I have assumed that the execution and delivery of, and the performance of all obligations under, the Senior Indenture and the Subordinated Indenture have been duly authorized by all requisite action by each party thereto (other than SunTrust), and that such documents are the valid and binding agreements of each party thereto (other than SunTrust) enforceable against each party thereto (other than SunTrust) in accordance with their respective terms.

            This opinion is limited in all respects to the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      Based upon the foregoing, I am of the opinion that:

            (i) The Senior Indenture has been duly authorized, executed and delivered by SunTrust and constitutes the valid and binding obligation of SunTrust enforceable against SunTrust in accordance with its terms subject, as to the enforcement of remedies, to bankruptcy,
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      insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

            (ii) The Subordinated Indenture has been duly authorized, executed and delivered by SunTrust and constitutes the valid and binding obligation of SunTrust enforceable against SunTrust in accordance with its terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity;

            (iii) The Senior Debt Securities, when the definitive terms and provisions thereof have been established and when executed and delivered by SunTrust and authenticated by the Senior Trustee under the Senior Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; and

            (iv) The Subordinated Debt Securities, when the definitive terms and provisions thereof have been established and when executed and delivered by SunTrust and authenticated by the Subordinated Trustee under the Subordinated Indenture and delivered to and paid for by the purchasers thereof, will be validly issued and will constitute valid and binding obligations of SunTrust enforceable against SunTrust in accordance with their terms subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity.

      This opinion is given as of the date hereof, and I assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to my attention or any change in any law or regulation that may hereafter occur.

      I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus that forms a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Act.

                                    Sincerely,

                                           /s/ Raymond D. Fortin
                                    -------------------------------------------
                                    Name:  Raymond D. Fortin
                                    Title: Senior Vice President, General
                                           Counsel and Corporate Secretary